                           THIRD AMENDMENT TO CREDIT,
                      REIMBURSEMENT AND SECURITY AGREEMENT


  MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), PNC BANK, OHIO, NATIONAL ASSOCIATION and STAR BANK, NATIONAL ASSOCIATION (each individually a "Lender" and collectively the "Lenders") and PNC BANK, OHIO, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), hereby agree as follows effective as of _______________, 1995 ("Effective Date"):

  1. RECITALS.

     1.1 On July 15, 1994 the Company, the Lenders and the Agent entered into a Credit, Reimbursement and Security Agreement which has been amended by a First Amendment and Waiver Agreement and Second Amendment and Waiver Agreement (as amended, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

     1.2 The Company has requested that the Lenders amend the Credit Agreement to include a Standby Letter of Credit Facility and the Lenders are willing to do so subject to and in accordance with the terms of this Third Amendment to Credit, Reimbursement and Security Agreement (the "Third Amendment").

  2. AMENDMENTS.  The Credit Agreement is hereby amended as follows:

     2.1   Section 1 of the Credit Agreement is amended in part as follows:

           1.1.20 "Borrowing Base" will equal the lesser of (a) the sum of eighty percent (80%) of the Eligible Accounts Receivable plus fifty percent (50%) of Eligible Inventories, less $2,000,000, less the aggregate face amount of all outstanding Standby Letters of Credit, or (b) the Total Revolving Commitment.

           1.1.30 "Commitment" or "Commitments" will mean the Revolving Commitment, Equipment Line Commitment, Letter of Credit Commitment and Standby Letter of Credit Commitment, as adjusted from time to time pursuant to Section 2.8, below.

           1.1.84 "Letter of Credit Facilities" will mean the Credit Facilities described in Sections 2.10 and 2.19 of this Credit Agreement.

           1.1.85 "Letter of Credit Obligations" will mean an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and Standby Letters of Credit, plus (b) the aggregate amount of drawings under Letters of Credit and Standby Letters of Credit that have not then been reimbursed by the Company.

           1.1.101 "Obligations" will mean an include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent and/or any or all of the Lenders from the Company of any kind or nature arising under this Credit Agreement, the Letters of

Credit, the Standby Letters of Credit, the Letter of Credit Documents, the Notes or any of the Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and all charges, expenses, fees, including but not limited to attorneys fees, and any other sums chargeable to the Company under of the Obligations.


     2.2   Section 2 of the Credit Agreement is amended to include a new Section
2.19 as follows:

           2.19      STANDBY LETTER OF CREDIT FACILITY.

                     2.19.1 STANDBY LETTER OF CREDIT COMMITMENT. The Agent agrees to issue and renew, and the other Lenders hereby authorize the Agent to issue and renew, subject to the terms and conditions set forth in this Section 2.19, Standby Letters of Credit for the account of the Company from time to time on any Business Day from the Effective Date until thirty (30) days before the Termination Date; PROVIDED that (a) at the time of, and after giving effect to, any such requested Standby Letter of Credit, all Revolving Conditions are satisfied; (b) the requested amount of such Standby Letter of Credit after taking into account, and aggregating therewith, the face amount of all other Standby Letters of Credit theretofore issued, does not exceed the Standby Letter of Credit Commitment; (c) the term of such Standby Letter of Credit does not exceed one hundred eighty (180) days; and (d) the requested Standby Letter of Credit satisfies the requirements of Section 2.19.2, below. Each Lender's Revolving Commitment shall be deemed utilized by an amount equal to such Lender's Ratable Portion (based on such Lender's Revolving Commitment) of the maximum amount available to be drawn under each Standby Letter of Credit (assuming compliance with all conditions to drawing the maximum amount available under such Standby Letter of Credit). Immediately upon the issuance of each Standby Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Standby Letter of Credit, each drawing thereunder and the Obligations of the Company under this Credit Agreement related to such Standby Letter of Credit in an amount equal to the Ratable Portion of such Lender therein (based on such Lender's Revolving Commitment), to the end that all of the Lenders shall share the obligations and risks as to Standby Letters of Credit in accordance with their respective Ratable Portions (based on their Revolving Commitments). Each Lender irrevocably agrees to pay to the Agent upon demand at any time that Agent is required to make a Standby Letter of Credit Disbursement (prior to the making of a Revolving Loan in refunding of any Letter of Credit Obligations) the amount of such Lender's participation in such Standby Letter of Credit Obligation.

                     2.19.2    TERMS OF STANDBY LETTERS OF CREDIT.  All
Standby Letters of Credit shall be issued on the Agent's standard forms therefor (or in such other form as the Agent and the Authorized Employee may agree) for the account of the Company and shall be, unless otherwise agreed by the Agent in its discretion, determined in Dollars. Unless the Majority Lenders otherwise agree, no Standby Letter of Credit shall be issued or renewed unless





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
its expiration date shall be no later than the earlier of (a) eighteen (18) months after the date of issuance or renewal thereof or (b) thirty (30) days prior to the Termination Date. The Standby Letters of Credit shall be governed by the terms of this Credit Agreement and of the Letter of Credit Documents.

           2.19.3 PROCEDURE FOR LETTERS OF CREDIT. An Authorized Employee shall give the Agent written notice (or telephone advice thereof promptly confirmed in writing but in no event later than 5:00 p.m. Cincinnati time on the day on which such telephonic notice is given) at least two (2) Business Days prior to the date on which a Standby Letter of Credit is requested to be issued of its request for a Standby Letter of Credit. Such notice shall be accompanied by all Letter of Credit Documents required by the Agent, duly executed, and shall specify: (a) the name and address of the beneficiary of the Standby Letter of Credit, (b) the amount of the Standby Letter of Credit, such supporting information regarding the related contract, payments and similar matters as the Agent may require, (c) whether the Standby Letter of Credit is revocable or irrevocable, (d) the Business Day on which the Standby Letter of Credit is to be issued and the date on which the Standby Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Standby Letter of Credit, and (f) any other terms or provisions the Company desires to be contained in the Standby Letter of Credit. In the event of any conflict between the provisions of this Credit Agreement and the provisions of any applicable Letter of Credit Documents, the provisions of this Credit Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Documents. If the requested form of such Standby Letter of Credit is acceptable to the Agent in its sole discretion, the Agent will, subject to the terms and conditions of this Credit Agreement, make such Standby Letter of Credit available to the Company at the Agent's office.

           2.19.4 DRAWING AND REIMBURSEMENT. The payment by the Agent of a draft drawn under any Standby Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent of a Revolving Credit Loan, which shall be a Base Rate Advance, in the amount of such draft (but without any requirement for compliance with the provisions of Sections 2.1 or 7 hereof). On the first Business Day following a drawing under a Standby Letter of Credit, the Agent shall promptly notify each other Lender. Upon receipt of such notice each such Lender shall immediately (but in any event not later than the first Business Day following such notification) make a Revolving Loan, which shall be a Base Rate Advance, in an amount equal to the amount of its participation in such drawing for application to reimburse the Agent (but without any requirement for compliance with the provisions of Sections 2.1 or 7 hereof; PROVIDED that the making of such Revolving Loan shall not constitute a waiver of any such provision) and shall make available for the account of its Applicable Lending Office to the Agent for the account of the Agent, by deposit to the Agent's Account, in same day funds, the amount of such Revolving Loan. If and to the extent that any Lender shall not have so made the amount of such Revolving Loan available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of such notification by the Agent (in the case of such Lender) or the dates such drawing was paid by the Agent (in the case of the Company) until the date such amount is paid to the Agent, at (i) in the case of the Company, the Default Rate and (ii) in the case of such Lender, two percent (2%) in excess of the Federal Funds Rate.





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
If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Advance for purposes of this Agreement.

           2.19.5 REIMBURSEMENT OBLIGATION OF COMPANY FOR STANDBY LETTER OF CREDIT DISBURSEMENTS. The Company hereby promises to pay to the order of the Agent in Dollars the following (each a "Standby Letter of Credit Disbursement" and which are herein called collectively the "Standby Letter of Credit Disbursements") immediately upon or before notification by the Agent to the Authorized Employee of the amount of a Standby Letter of Credit Disbursement:

                       (a) the amount which the Agent has paid or will be required to pay in respect of any Standby Letter of Credit;

                       (b) any and all reasonable charges and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Agent may pay or incur relative to any Standby Letter of Credit and/or drafts related thereto, or the prosecution or defense of any action growing out of, or in connection with, any Standby Letter of Credit, including, without limitation, any and all costs and expenses in connection with the defense of any and all actions to enjoin full or partial payment of any draft drawn or purported to be drawn under the Standby Letter of Credit; and

                       (c) interest on the amounts described in (a) and (b), above, not paid by the Company as and when due and payable under the provisions of (a) and (b), above, from the day paid or incurred by the Agent until reimbursed in full at the Default Rate in effect from time to time.

           2.19.6    COMPANY'S OBLIGATIONS ABSOLUTE.

                       (a) The Company's obligations to pay Standby Letter of Credit Disbursements to the Agent shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                              (i) any lack of validity or enforceability of any Standby Letter of Credit;

                              (ii)    the existence of any claim, setoff,
                            defense or other right which the Company or any other Person may at any time have against the beneficiary of any Standby Letter of Credit or the Agent (other than the defense of payment in accordance with the terms of this Credit Agreement or a defense based on the gross negligence or wilful





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
         misconduct of the Agent), each other, or any other Person in connection with this Credit Agreement or any other agreement or transaction;

          (iii) any draft or other document presented under a Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that payment by the Agent under such Standby Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct;

          (iv) payment by the Agent under a Standby Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Standby Letter of Credit; PROVIDED that such payment shall not have constituted gross negligence or wilful misconduct; and

          (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Agent.

         (b) It is understood that in making any payment under a Standby Letter of Credit (x) the Agent's exclusive reliance on the documents presented to it under such Standby Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Standby Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Standby Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Standby Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Standby Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Agent.

         (c) The Agent may accept or honor as complying with any Standby Letter of Credit any draft or other document otherwise in order which has been signed or issued by or to the administrator, executor or trustee in bankruptcy of or any receiver





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       for any of the property of any party designated in any of the Standby
       Letters of Credit or in any of Company's instructions, in the place of the name, signature or act of such party.

       2.19.7 COLLATERAL IN THE EVENT OF DEFAULT. If the Credit Facilities terminate or expire for any reason or the Agent accelerates the entire principal and interest and all other amounts due from the Company pursuant to this Credit Agreement as a result of any Event of Default, then the Company shall, on demand of the Agent, deposit with the Agent in cash, for deposit in the Cash Collateral Account, an amount equal to the Standby Letter of Credit Obligations as of such date. The Agent shall have no obligation to make any of such funds available to the Company pursuant to Section 3.2, below. The Agent may also deposit to the Cash Collateral Account any payments received by it from the collection of the Obligations and the sale or other disposition of the Collateral which the Agent, in its discretion, designates as being held against Standby Letter of Credit Obligations and other Obligations related thereto.

       2.19.8    LIABILITY AND INDEMNIFICATION OF THE AGENT.

         (a) Any action taken or omitted by the Agent, any Affiliate of the Agent, or any branch or correspondent bank or confirming bank, under or in connection with the Standby Letters of Credit or drafts or documents relating thereto, if taken or omitted without gross negligence or willful misconduct, will be binding upon the Company and will not result in the Agent, any Affiliate, any branch or any correspondent or confirming bank being under any liability to the Company. The Agent, any Affiliate, branch, correspondent bank or confirming bank or any of their officers, directors or employees will not be liable or responsible for: (a) the use which may be made of the Standby Letters of Credit or for any acts or omissions of any beneficiaries or any transferees in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) if through the actions of shippers or any other party, any documents fail to reach their destination in due time;
       (d) the kind, quality, quantity, delivery or existence of property represented by any documents; (e) the sufficiency, coverage or validity of any insurance, the financial standing or responsibility of any insurer, or any other risk associated with insurance on any property;
       (f) delay in giving or the failure to give notice of arrival or any other notice; (g) failure of any draft to bear any reference or adequate reference to any of the Standby Letters of Credit; (h) any delay or deviation from instructions in regard to shipment or payment; (i) any variation between invoices and insurance documents or between invoices and bills of lading, warehouse





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       receipts or other documents; (j) any negligence or fraud of any shipper, inspector, forwarding agent or other party; (k) errors, omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, telex or other means; or (l) any other circumstances whatsoever in making or failing to make payment under any of the Standby Letters of Credit, except only damages which the Company proves were caused by the Agent, any Affiliate, branch, correspondent bank or confirming bank or any of their officers, directors or employees under either of the following circumstances in those cases the Company will have a claim only against the entity or its officers, directors or employees that actually committed the acts giving rise to such claim:
       (i) gross negligence or willful misconduct in determining whether a draft or other documents presented under any Standby Letter of Credit complies with the terms of the Standby Letter of Credit or (ii) the willful or grossly negligent failure to pay under a Standby Letter of Credit after the presentation to it by any beneficiary or transferee of a draft and documents strictly complying with the terms and conditions of the Standby Letter of Credit. In furtherance of and not in limitation of the foregoing, (a) the Agent, its Affiliates, branches, correspondent banks and confirming banks may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and any action taken or omitted in good faith in connection with any of the Standby Letters of Credit or any documents or property related to any of the Standby Letters of Credit will be binding on the Company and will not result in any liability of the Agent, its Affiliates, branches, correspondent banks and confirming banks, and (b) the Agent and its Affiliates, branches, correspondent banks and confirming banks will not be liable for any failure or inability to perform in accordance with the terms of any of the Standby Letters of Credit by reason of any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure government or group exercising or exerting governmental powers, or for any other act or omission for which banks are relieved of responsibility under applicable law and/or the Uniform Customs, as that term is defined below.

         (b) The Company hereby agrees at all times to indemnify, defend and hold harmless the Agent and its Affiliates, branches, correspondent banks and confirming banks, all directors, officers, employees, agents and attorneys thereof, from and against any and all claims, suits and other legal proceedings, and from and against any and all demands, liabilities, judgments, losses, claims, liabilities, damages, attorney fees, court costs, interest and





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       penalties, costs and other expenses which the Agent or any such indemnified party jointly or severally may, at any time, sustain or incur by reason of or in consequence of or arising out of this Credit Agreement or any of the Standby Letters of Credit or the use (or the proposed or potential use) of the proceeds of any drawing under any of the Standby Letters of Credit, or any act hereunder or thereunder, including but not limited to any of the foregoing arising out of any legal proceeding seeking to enjoin or require any payment under any of the Standby Letters of Credit; PROVIDED that the Company is not required to indemnify the Agent, Affiliates, branches, correspondent banks or confirming banks for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of such entity in determining whether a draft or other documents presented under any of the Standby Letters of Credit complied with the terms of the Standby Letter of Credit or (b) the willful or grossly negligent failure of such entity to pay under any of the Standby Letters of Credit after the presentation to it by the beneficiary or any transferee of a draft and documents strictly complying with the terms and conditions of any of the Standby Letters of Credit.

       2.19.9    GENERAL PROVISIONS.

         (a) Any Standby Letter of Credit may be amended, modified or revoked only upon the receipt by the Agent from the Company and the beneficiary (including any transferee(s) and/or assignee(s) of the original beneficiary), of a written consent and request therefor, and then only such terms and conditions as the Agent may prescribe.

         (b) If any law, order of Court and/or ruling or regulation of any agency of government of the United States (or any state thereof) and/or any country other than the United States, requires or permits a beneficiary under a Standby Letter of Credit to require the Agent and/or its branches, affiliates and/or correspondents to pay drafts under or purporting to be under a Standby Letter of Credit after the expiration date of the Standby Letter of Credit, the Company immediately shall reimburse the Agent for any such payment (and such obligation will be deemed to be included within the meaning of the term "Standby Letter of Credit Disbursement(s)").

         (c) Except as may otherwise be specifically provided in a Standby Letter of Credit or Standby Letter of Credit Document, the Standby Letters of Credit are issued and subject to the Uniform





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
       Customs and Practices for Documentary Credits published by the International Chamber of Commerce (the "Uniform Customs"), and the version of the Uniform Customs applicable to any particular Standby Letter of Credit shall be the most current revision in effect on the date of issuance of such Standby Letter of Credit. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the Laws of the State of Ohio, the Laws of the State of Ohio shall prevail.

         (d) The Company hereby irrevocably consents and agrees to, at its expense, being joined, impleaded or otherwise brought in as third-party defendants in any action or proceeding brought by any Person against the Agent or any of the Lenders or otherwise naming the Agent or any of the Lenders as a party as a result of, arising out of or in connection with, any Standby Letter of Credit and/or any of the provisions of any Standby Letter of Credit Document, including, but not limited to, any action brought by a beneficiary, their successors, assigns or transferees against the Agent or any of the Lenders as a result of any dishonor by the Agent or any of the Lenders of drafts under or purporting to be under a Standby Letter of Credit.

         (e) Equivalent Dollar amounts, to the extent applicable, will be determined at the selling rate of exchange then offered by the Agent at the time of payment for cable transfers to the place of payment, plus any payments made by the Agent to comply with any applicable governmental exchange regulations.

         (f) The Company will insure against the usual risks, as the Agent may reasonably require, all goods shipped under any of the Standby Letters of Credit, which insurance will be with companies and under policies meeting the requirements of Section 9.13 hereof and in all respects satisfactory to the Agent. On the demand of the Agent, the Company will deposit with the Agent policies or certificates of such insurance. The Company will sign and deliver to the Agent upon the request of the Agent trust receipts or similar instruments, financing statements or other documents reasonably requested by the Agent to perfect any liens or security interests granted by the Company to the Agent in connection with Standby Letters of Credit. The Company will promptly procure any necessary licenses for the importing, exporting or shipping of all property in connection with the Standby Letters of Credit, comply will all governmental laws and regulations affecting the shipment or financing of such property and furnish to the Agent such documents as the Agent may reasonably require.





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
         2.19.10 STANDBY LETTER OF CREDIT FEES. The Company will pay to the Agent an issuance fee computed at a rate per annum equal to the following percentages of the Aggregate Standby Letter of Credit stated amounts (the "Standby Letter of Credit Fee"), which fee will be computed and payable quarterly in advance beginning on the date of issuance and on the first Business Day of each quarter thereafter:

                Leverage Ratio    Letter of Credit Fee
                --------------    --------------------
                   0 < 1.70              1.25%
                     -
                   > 1.70 < 2.25         1.50%
                          -
                   > 2.25 < 2.75         2.00%
                          -
                   > 2.75 and above      2.50%


   2.3   OTHER STANDBY LETTER OF CREDIT FACILITY DEFINITIONS.

         "Standby Letter of Credit Commitment" will mean the Commitment of the Agent on behalf of the Lenders to issue Standby Letters of Credit in the aggregate not exceeding (a) the Available Commitment or (b) $500,000.

         "Standby Letter of Credit Conditions" will mean the conditions specified in Section 2.19.1 of this Credit Agreement.

         "Standby Letter of Credit Disbursements" will have the meaning given that term in Section 2.19.5 of this Credit Agreement.

         "Standby Letter of Credit Facility" will mean the Credit Facility described in Section 2.19 of this Credit Agreement.

         "Standby Letter of Credit" will mean Standby Letters of Credit issued pursuant to Section 2.19 of this Credit Agreement to support the contingent obligation of the Company to pay a supplier amounts due under a purchase contract.

  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. To induce the Lenders and the Agent to enter into this Third Amendment, the Company represents and warrants as follows:

      3.1   The representations and warranties of the Company contained in
Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Third Amendment and are true and correct as of the date of the execution of this Third Amendment.

      3.2 No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof, except for defaults that had been waived in accordance with the First Amendment and Waiver Agreement and the Second Amendment and Waiver Agreement.

     3.3 The person executing this Third Amendment is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Third Amendment on behalf of the Company.

  4. CLAIMS AND RELEASE OF CLAIMS BY THE COMPANY. The Company represents and warrants that the Company does not have any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Third Amendment, the Company on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly to the Notes, the Standby Letters of Credit or Letters of Credit.

  5. CONDITIONS. The Lenders' and Agent's obligations pursuant to this Third Amendment are subject to the following conditions:

     5.1 The Agent shall have been furnished copies, certified by the Secretary or assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution of this Third Amendment and all other documents executed in connection herewith.

     5.2 The representations and warranties of the Company in Section 3, above, shall be true.

     5.3 The Company shall pay all expenses and attorneys fees incurred by the Lender in connection with the preparation, execution and delivery of this Third Amendment and related documents.

     5.4 The Company shall pay an amendment fee of $2,000 and the Standby Letter of Credit Fee to the Agent, to be shared pro rata by the Lenders.

  6. GENERAL.

     6.1 Except as expressly modified herein, the Credit Agreement, as amended, is and remains in full force and effect.

     6.2 Nothing contained herein will be construed as waiving any default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect to the Credit Agreement, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

     6.3 This Third Amendment will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their successors and assigns.

     6.4 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Third Amendment.

     6.5 This Third Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

     6.6 This Third Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

  Executed as of the Effective Date.

                                       MULTI-COLOR CORPORATION,
                                        as Company


                                       By: _____________________________________
                                       Print Name: _____________________________
                                       Title: __________________________________


                                       PNC BANK, OHIO,
                                        NATIONAL ASSOCIATION,
                                        on its own behalf as Lender and as Agent


                                       By: _____________________________________
                                       Print Name: _____________________________
                                       Title: __________________________________

                                       STAR BANK,
                                        NATIONAL ASSOCIATION,
                                        as Lender


                                       By: _____________________________________
                                       Print Name: _____________________________
                                       Title: __________________________________

                          CERTIFICATE OF THE SECRETARY
                                       OF
                            MULTI-COLOR CORPORATION


  The undersigned, Secretary of Multi-Color Corporation ("Corporation") hereby certifies to PNC Bank, Ohio, National Association, as Agent, as follows:

  1. The following Resolution was duly adopted and is a binding resolution of the Corporation:

         RESOLVED, that the Corporation enter into an amendment to the Credit, Reimbursement and Security Agreement ("Credit Agreement") by and between the Corporation and PNC Bank, Ohio, National Association, as Agent and Lender and Star Bank, National Association, as Lender, dated July 15, 1994, and the Note and Security Documents executed in connection therewith, to (i) amend certain provisions of the Credit Agreement and
     (ii) release any claims the Corporation may have against the Lenders or the Agent and certain other persons and/or entities, and that the President or any Vice President, or any one of them, be and they each hereby are, authorized to execute any and all documents to effect the same, which documents shall contain such terms, conditions, waivers, releases or other agreements as any one of such officers in his or her sole discretion deems appropriate.

  2. The following is a complete and accurate list of the Officers of the Corporation as of this date:

  President  . . . . . . . . . . .     _________________________________________

  Vice President . . . . . . . . .     _________________________________________

  Vice President . . . . . . . . .     _________________________________________

  Vice President . . . . . . . . .     _________________________________________

  Secretary  . . . . . . . . . . .     _________________________________________

  Chief Financial Officer  . . . .     _________________________________________




                                   _____________________________________________
                                   Secretary